THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

[__________] Shares of Common Stock	Warrant No. [_______]

WARRANT

To Purchase Common Stock of

UQM Technologies, Inc., a Colorado corporation

1. Grant of Warrant. THIS IS TO CERTIFY THAT [_________________] (the "Holder"), or its registered assigns, is entitled to exercise this Warrant to purchase from UQM Technologies, Inc., a Colorado corporation (the "Company"), up to an aggregate of [________] shares of Common Stock of the Company, subject to adjustment determined in accordance with Section 9 all on the terms and conditions and pursuant to the provisions hereinafter set forth. The Company acknowledges that the Holders’ participation as an underwriter in the Public Offering is fair and full consideration for the rights granted to the Holder hereunder, since the Company acknowledges that, due to restrictions on the exercisability of this Warrant and other restrictions on the rights of the Holder contained herein, the value of this Warrant is contingent, speculative and uncertain.

Unless otherwise defined, capitalized terms, when used herein, shall have the meanings set forth in Section 13.

2. Exercise Price. The purchase price payable for each of the shares of Common Stock sold upon exercise of this Warrant shall be $2.58 (the "Exercise Price"). Such Exercise Price and the number of shares of Common Stock into which this Warrant is exercisable are subject to adjustment from time to time as provided in Section 9.

3. Exercise. This Warrant may be exercised in whole or in part at any time or from time to time after the one year anniversary of the date hereof and on or before the fifth anniversary of the date hereof (the "Expiration Date"), unless otherwise extended.

In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its principal office at 7501 Miller Drive, Frederick, Colorado 80530, or at such other office as shall be designated by the Company pursuant to Section 14:

(a) written notice of the Holder’s election to exercise this Warrant, which notice shall be substantially in the form of the attached "Subscription Form" and shall specify the number of shares of Common Stock to be purchased pursuant to such exercise;

(b) a wire transfer of immediately available funds to the Company; and

(c) this Warrant, properly endorsed.

Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, execute or cause to be executed and delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be registered in the name of the Holder or such other name as shall be designated in said notice.

This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date of that said notice, together with said payment and this Warrant, is received by the Company as aforesaid (the "Exercise Date"). Except as otherwise provided in this Warrant, the holder of this Warrant shall not, by virtue of its ownership of this Warrant, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided, however, that the Holder shall, for all purposes, be deemed to have become the holder of record of such shares on the Exercise Date. If the exercise is for less than all of the shares of Common Stock issuable as provided in this Warrant, the Company shall issue a new Warrant of like tenor and date for the balance of such shares issuable hereunder to the Holder. The holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant.

4. Taxes. The issuance of any Common Stock or other certificate upon the exercise of this Warrant shall be made without charge to the registered Holder hereof, or for any tax in respect of the issuance of such certificate, unless such tax is imposed by law upon the Holder (including, without limitation, Federal, state or local income taxes), in which case such taxes shall be paid by the Holder. The obligations of the parties under this Section shall survive any redemption, repurchase or acquisition of this Warrant or the Common Stock issued upon exercise of this Warrant by the Company, and any cancellation or termination of this Warrant.

5. Transfer. This Warrant may not be sold, transferred, assigned or hypothecated for a period of one year from the date hereof, except to officers or partners (but not directors) of the Holder and members (and their officers and directors) of the underwriting syndicate that participated in the Public Offering. Thereafter, this Warrant and all options and rights hereunder may be transferred, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by the Holder hereof in person or by its duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the "Assignment Form" attached hereto duly executed. The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall, at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares not transferred. If this Warrant is exercised, the rights granted under this Warrant to a holder of Warrant Stock shall be transferable in accordance with Section 7(e).

6. No Fractional Shares. No fractional shares of Common Stock shall be issued upon the exercise of this Warrant and, in lieu thereof, any fractional shares shall be rounded down to the nearest whole.

7. Piggyback Registration Rights.

(a) Registration. If, at any time or from time to time, the Company or any other holder of Securities of the Company with rights to register such Securities shall determine to register the sale of any Securities, for its own account or the account of any Shareholder, other than a registration relating solely to an employee benefit plan or a registration relating solely to a transaction under Rule 145 of the Securities Act, the Company will:

(i) give to each Holder written notice thereof as soon as practicable prior to filing the registration statement; and

(ii) in the event the Holder or Holders of at least 50% of the Registrable Securities request inclusion in such registration, include such Registrable Securities in the offering as may be requested by the Holders; provided, however, that the Company may condition such inclusion on such Holder’s acceptance of reasonable conditions, including without limitation, if such offering is underwritten, that any requesting Holders agree to enter into an underwriting agreement with usual and customary terms including a lock up agreement for a period not to exceed one hundred eighty (180) days with respect to Securities not included in such registration (but only if the executive officers and principal Shareholders of the Company also enter into similar agreements). In the event such offering is underwritten and if the representative of the underwriter advises the Company in writing that marketing factors require a limitation on the number of Securities to be underwritten, the number of Securities to be included in the registration shall be allocated first to the Company, then to the Holders on a pro rata basis, and thereafter among the other holders of Securities requesting inclusion in the registration; provided, further, that the Company shall only be required to include such Registrable Securities in one registration under this Section, unless any Holder is cutback pursuant to this Section, in which case such registration shall not constitute the Holders’ "registration" hereunder.

(b) Procedure for Registration. Whenever the Company is required under this Warrant to register Securities, it agrees do the following:

(i) use reasonable efforts to prepare, as soon as practicable, for filing with the SEC a registration statement and such amendments and supplements to such registration statement and the prospectus as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act for the period necessary to complete the proposed public offering;

(ii) furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holders reasonably request to facilitate the public offering of the Registrable Securities;

(iii) enter into any underwriting agreement with provisions reasonably required by the proposed underwriter, if any;

(iv) use its reasonable best efforts to register or qualify the Registrable Securities covered by the registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request, although the Company will not have to register in any states that require it to qualify to do business or subject itself to general service of process and the Company will not be required to register in more states than are necessary to permit the sale of the Registrable Securities; and

(v) comply with the provisions of the Securities Act and applicable state securities laws with respect to such registration.

(c) Indemnification.

(i) Subject to applicable law, the Company will indemnify each selling Holder, and each person controlling each selling Holder, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact contained in the registration statement, or any omission or alleged omission to state a material fact required to be stated in the registration statement or necessary to make the statements not misleading, or arising out of any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any applicable rule or regulation.

(ii) Subject to applicable law, each selling Holder will indemnify the Company, and each person controlling the Company, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred, arising out of any untrue or allegedly untrue statement of a material fact contained in the registration statement, or required to be stated in the registration statement or necessary to make the statements contained therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit furnished in writing by such Holder to the Company specifically for inclusion in such registration statement.

(d) Rule 144 Requirements. The Company will use its best efforts to file with the SEC such information as the SEC may require and will use its best efforts to make available Rule 144 under the Securities Act (or any successor exemptive rule) to the Holders.

(e) Transfer of Registration Rights. The registration rights of the Holders under this Section may be transferred to any transferee of Registrable Securities. Any such transferee will be deemed to be a Holder for purposes of this Section, provided that as a condition receiving such rights such transferee must agree to be bound by the terms of this Warrant.

(f) Obligations of the Holders in a Registration. Each Holder agrees to timely furnish such information regarding such Holder and the Securities sought to be registered and to take such other action as the Company may reasonably request, including the entering into of agreements and the providing of documents, in connection with the registration or qualification of such securities and/or the compliance of such registration statement with all applicable laws.

(g) Expenses of Registration. All expenses incurred in connection with registrations, including without limitation all registration, Federal and state filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the Holders, if any, and expenses of any special audits of the Company’s financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters’ fees, discounts or commissions relating to Registrable Securities being sold by the Holders.

(h) Termination of Registration Rights. The Registration Rights set forth in this Section 7 shall terminate on the earlier to occur of (i) the date upon which all Registrable Securities may be sold pursuant to Rule 144 under the Securities Act in a 90 day period or (ii) the seventh anniversary of the date the Form S-2 filed in connection with the Public Offering is declared effective by the SEC.

8. Reservation of Shares. The Company shall, at all times prior to the Expiration Date, reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of effecting the exercise of this Warrant, as may from time to time be issuable upon exercise of this Warrant.

9. Adjustments. The number and kind of securities or other property purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

(a) Subdivisions, Combinations, Dividends and Distributions. In case the Company shall (1) pay a dividend in, or make a distribution of, shares of capital stock on its outstanding Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of such shares or (3) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock purchasable upon the exercise of the Warrant immediately prior thereto shall be adjusted so that the holder of any Warrant thereafter surrendered for exercise shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock (of one or more classes) which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the record date with respect to such event. Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

(b) Reorganization or Reclassification. In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Subsection (a) above or Subsection (d) below), any holder of Warrants, upon exercise of Warrants, shall be entitled to receive, in substitution for the Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company) shall be made for the application of this Section 9 with respect to the rights and interests thereafter of the Holder (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this Section 9 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrant for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrant.

(c) Notification. Whenever the number of shares of Common Stock or other securities purchasable upon exercise of a Warrant is adjusted as provided in this Section 9, the Company will promptly deliver to holders of Warrants, by first-class, postage prepaid mail, a brief summary of the number and kind of securities or other property purchasable upon exercise of the Warrant as so adjusted, state that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 9, and set forth a brief statement of the facts accounting for such adjustments; provided, however, that failure to file or to give any notice required under this Subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 9; and provided, further, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 10.

(d) Merger, Consolidation or Disposition of Assets. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the holder of Warrants a supplemental warrant agreement providing that such holder shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this Subsection shall similarly apply to successive consolidations, mergers, sales or transfers.

(e) New Warrants. Irrespective of any adjustments in the number or kind of shares issuable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

(f) Computations. The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company or the Executive Committee of said Board, and not disapproved by the Holder, to make any computation required under this Section, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section.

(g) Definition of "Common Stock." For the purpose of this Section, the term "Common Stock" shall mean (i) the Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this Section, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section, and all other provisions of this Warrant, with respect to the Common Stock, shall apply on like terms to any such other shares.

10. Notice of Certain Corporate Action. In case the Company after the date hereof shall propose to effect any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall mail (by first-class, postage prepaid mail) to all holders of Warrants notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such offer of rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Exercise Price and the number or kind of shares or other securities purchasable upon exercise of Warrants which will be required as a result of such action. Such notice shall be filed and mailed at least 20 days prior to the earlier of the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.

Failure to give any such notice or any defect therein shall not affect the legality or validity of any transaction listed in this Section 10.

11. Replacement of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrant, and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Common Stock is not at the time publicly traded and the owner of the same is the Holder or its registered assigns or an institutional lender or investor, its own agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender or cancellation thereof, the Company, at its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants.

12. Reduction of Exercise Price Below Par Value. Before taking any action that would cause an adjustment pursuant to Section 9 hereof reducing the portion of the Exercise Price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such capital stock.

13. Definitions. Capitalized terms, when used herein, shall have the following meanings:

"Common Stock" means the Company’s common stock, par value $0.01 per share, and any stock into which such stock shall be changed, converted or exchanged and any stock resulting from reclassification of such stock.

"Company" means UQM Technologies, Inc., a Colorado corporation.

"Exercise Price" has the meaning set forth in Section 2.

"Expiration Date" has the meaning set forth in Section 3.

"Exercise Date" has the meaning set forth in Section 2.

"Holder" means any Person who acquires Warrants or Warrant Stock, including any transferees of Warrants or Warrant Stock; provided, however, that a holder of Warrant Stock purchased pursuant to an effective registration statement or pursuant to a sale conducted in accordance with Rule 144 of the Securities Act shall not be deemed a Holder. For purposes of this definition, "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.

"Public Offering" means the sale to the public of 3,125,000 shares of Common Stock pursuant to an effective registration statement under the Securities Act, which sale closed simultaneously with the issuance of this Warrant.

"Registrable Securities" means any shares of Common Stock issued pursuant to Section 9, Capital Stock issuable to a Holder upon exercise of the Warrant, any shares of Capital Stock issued to a Holder as a dividend on the Capital Stock covered by the Warrant, and any other shares of Capital Stock distributable on, with respect to, or in substitution for such Registrable Securities, including those transferred as permitted under this Warrant, except for those that have been sold or transferred pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act. For purposes of this definition, "Capital Stock" means, as to any entity (whether a corporation, partnership or another entity), corporate stock and any and all shares, partnership interests, limited partnership interests, limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any such entity.

"SEC" means the Securities and Exchange Commission.

"Securities" means any equity securities of the Company including, without limitation, shares of the Company’s Common Stock, any class or series of preferred stock, options, warrants, instruments convertible or exchangeable into such securities or rights to acquire such securities.

"Securities Act" means the Securities Act of 1933, as amended.

"Shareholder" means any Person who directly or indirectly owns any shares of Common Stock (including Warrant Stock).

"Warrant" and "Warrants" means this Warrant.

"Warrant Stock" means all shares of Common Stock issuable from time to time upon exercise of this Warrant.

14. Notices. All notices, requests, consents, approvals or demands to or upon the respective parties hereto shall be given or made to each party at the address specified below.

If to the Company:

UQM Technologies, Inc.
7501 Miller Drive
Frederick, CO 80530
Attention: Treasurer
Phone: (303) 278-2002
Telecopy: (303) 278-7007

With a copy to:

Holme Roberts & Owen LLP
1700 Lincoln St., Suite 4100
Denver, Colorado 80203-4541
Attn: Nick Nimmo
Telecopy: (303) 866-0200

If to the Investor:

________________________
________________________
Attn: [______]
Telecopy: ([___]) [___]-[____]

With a copy to:

Jenkens & Gilchrist, P.C.
1445 Ross Ave., Suite 3200
Dallas, Texas 75202
Attn: Gregory J. Schmitt
Telecopy: (214) 855-4300

Unless otherwise specified herein, all such notices, requests, consents, approvals and demands given or made in connection with the terms and provisions of this Warrant shall be deemed to have been given or made when personally delivered, or, if mailed, upon the earlier of actual receipt by the addressee or three (3) days after sent by registered or certified mail, postage prepaid, or, in the case of overnight courier service (which may be utilized hereunder), when delivered by the overnight courier company to the respective address specified above, or, in the case of telecopy or facsimile transmission (which may be utilized hereunder), within the first business hour (9:00 a.m. to 5:00 p.m., local time for the recipient, on any Business Day) after receipt by the respective addressee. Any party may change the address or transmission number to which notices shall be directed hereunder by giving ten (10) days written notice of such change to the other parties.

15. Applicable Law. THIS WARRANT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF. EACH OF THE PARTIES HEREBY SUBMITS TO PERSONAL JURISDICTION AND WAIVES ANY OBJECTION AS TO VENUE IN THE COUNTY OF JEFFERSON, STATE OF COLORADO. SERVICE OF PROCESS ON THE PARTIES IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF MAILED TO THE PARTIES IN ACCORDANCE WITH SECTION 14 OF THIS WARRANT. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER.

16. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of, and be binding upon, the successors and assigns of the Holder hereof and shall be enforceable by any such Holder. In the event this Warrant is sold, transferred or assigned, the transferor will give written notice to the Company within fifteen (15) days following such sale, transfer or assignment and in such notice designate the name and address of the transferee.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued on its behalf.

DATED as of November 5, 2004.

UQM TECHNOLOGIES, INC.

a Colorado corporation

By:
Name:
Title:

SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________ shares of Common Stock of UQM Technologies, Inc., a Colorado corporation, purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________________________ whose address is ________________________________, and if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

DATED: __________________, _______ ___________________________________

By:
Name:
Title:
Address:

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee	No. of Shares Common Stock

and does hereby irrevocably constitute and appoint as Attorney__________________________ to register such transfer on the books of _____________________________ maintained for the purpose, with full power of substitution in the premises.

DATED: _________________, _____. ____________________________________

By:

Name:

Title:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

ACKNOWLEDGMENT BY ASSIGNEE

The undersigned Assignee hereby acknowledges receipt of the Warrant Certificate, and agrees to be bound by its terms.

__________________________________________

By:
Name:
Title: